UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 30, 2024

M2I GLOBAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	7371	37-1904036
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, Inc.

885 Tahoe Blvd.

Incline Village, NV 89451

(775) 909-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2024, M2i Global, Inc. (“the Company”) accepted Lieutenant General (Ret) Jeffrey W. Talley’s resignation as President and Chief Executive Officer of the Company. Lieutenant General (Ret) Jeffrey W. Talley’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Lieutenant General (Ret) Jeffrey W. Talley remains a loyal and trusted shareholder of M2i Global, Inc.

In connection with Lieutenant General (Ret) Jeffrey W. Talley’s resignation as President and Chief Executive Officer, the Company appointed Major General (Ret) Alberto “Al” Rosende, age 61, as the Company’s Chief Executive Officer, effective as of the same date.

Major General (Ret) Alberto “Al” Rosende, age 61, leads M2i’s business operations and integration efforts, ensuring efficient operations across M2i’s business units, as well as driving the effective and timely integration of new entities, focusing on realizing planned revenue and operational contributions to M2i, optimizing M2i’s growing economies of scale. Al also leads the M2i Government & Policy P&L, strengthening our relationships with federal, state, and local governmental entities, agencies and departments to facilitate the creation of Public Private Partnerships (P3). Special focus is on the creation of a national Strategic Mineral Reserve similar in scope and operation to the federal government’s Strategic Petroleum Reserve.

Al has over 37 years of command and operational experience in the Army. In his private sector career, Al spent 28 years in the global payments industry, where he worked for two of the largest global payment brands in a variety of responsibilities, providing operational and risk management consulting services to client banks and payment processors operating in the Latin America and Caribbean Region.

Al retired from the U.S. Army in December of 2021 with over 37 years of service, after spending the last four plus years serving in a full-time capacity. After transitioning from the Army, he returned to work in the payments industry as a consultant, serving as President of Emerg-Int Group, which he founded in 2016. He served as Head of Cards & Payments for Hi Americas during the period of March 2022 to July 2022, an early wage access start-up firm and subsidiary of Hi-UK. Al also provided consulting services to Axyde Analytics, responsible for customer support for key clients during the period of August 2022 thru February 2023. Since January 2023, Al has served as a Senior Instructor for the Next Leadership Academy (since January 2023).

Al holds a BS in Business Administration from Nova Southeastern University, an MS in National Resource Strategy from the National Defense University, and an MA from The George Washington University in Education and Human Development.

There are no family relationships with any of the executive officers or directors of the Company and the above referenced individual. Other than as set forth in the Merger Agreement, there are no arrangements or understandings between the above referenced individual and any other persons pursuant to which he was selected as the Chief Executive Officer, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On September 4, 2024, the Company issued a press release announcing the appointment of Major General (Ret) Alberto “Al” Rosende as the Chief Executive Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Form 8-K, as well as the exhibit referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Exhibit Number	Description
99.1	Press Release dated, September 4, 2024
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M2i Global, Inc.

Date: September 5, 2024	By:	/s/ Doug Cole
	Name:	Doug Cole
	Title:	Executive Chairman and Chief Financial Officer